EXHIBIT 11.1

Carson Pirie Scott & Co. and Subsidiaries
Computation of Per Share Earnings
(dollars in thousands, except per share amounts)

                                      Three months ended
                                 ---------------------------------
                                   November 2,       October 28,
                                   1996              1995
                                 ---------------------------------
Net income(loss)                      ($1,189)          $4,077
                                    ==========        =========
Primary:
Weighted average number of
  common shares outstanding        16,044,165       16,354,881
Weighted average number of
  common share equivalents--
  stock options                            -           374,653
                                  -----------        ---------
Total common and
  common share equivalents         16,044,165       16,729,534
                                  -----------      -----------
Primary net income(loss) per share    ($0.07)            $0.24
                                   ==========       ==========
Fully Diluted:
Weighted average number of
  common shares outstanding        16,044,165       16,354,881
Weighted average number of
  common share equivalents--
  stock options                            -           374,653
                                   ----------        ---------
Total common and common
  share equivalents                16,044,165       16,729,534
                                  -----------      -----------
Fully diluted net
  income (loss) per share             ($0.07)            $0.24
                                  ===========      ===========

Primary net income (loss) per share was computed using the treasury stock method, assuming common share purchases at the average market price of the common shares for the period.

Fully diluted net income (loss) per share was computed using the treasury stock method, assuming common share purchases at the greater of the average market price of the common shares for the period or the ending price of the common shares.











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Carson Pirie Scott & Co. and Subsidiaries
Computation of Per Share Earnings
(dollars in thousands, except per share amounts)

                                       Nine months ended
                                 ---------------------------------
                                   November 2,       October 28,
                                   1996              1995
                                 ---------------------------------
Net income                            $11,277          $41,114
                                    =========        =========
Primary:
Weighted average number of
  common shares outstanding        16,197,693       17,058,698
Weighted average number of
  common share equivalents--
  stock options                       522,404          319,474
                                  -----------        ---------
Total common and
  common share equivalents         16,720,097       17,378,172
                                  -----------      -----------
Primary net income per share            $0.67            $2.37
                                   ==========       ==========
Fully Diluted:
Weighted average number of
  common shares outstanding        16,197,693       17,058,698
Weighted average number of
  common share equivalents--
  stock options                       542,349          319,474
                                   ----------        ---------
Total common and common
  share equivalents                16,740,042       17,378,172
                                  -----------      -----------
Fully diluted net
  income per share                      $0.67            $2.37
                                  ===========      ===========

Primary net income per share was computed using the treasury stock method, assuming common share purchases at the average market price of the common shares for the period.

Fully diluted net income per share was computed using the treasury stock method, assuming common share purchases at the greater of the average market price of the common shares for the period or the ending price of the common shares.












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